Exhibit 99.1

Press Release
Two North Broadway
P.O. Box 59
Lebanon, Ohio 45036

Company Contact: Eric J. Meilstrup President and Chief Executive Officer LCNB National Bank (513) 932-1414	Investor and Media Contact: Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400.
shareholderrelations@lcnb.com	andrew@smberger.com

LCNB Corp. Repurchased Over 1 Million Shares of its Common Stock

LEBANON, Ohio – February 11, 2022-- LCNB Corp. (the “Company”) (NASDAQ: LCNB) announced today that on February 11, 2022, LCNB Corp. repurchased 1,051,687 shares previously held by John C. Lame and his family. Mr. Lame had been the single largest shareholder of the Company and these shares constituted approximately 8.5% of LCNB Corp.’s outstanding common stock. The board agreed in principle with Mr. Lame to a $20.00 purchase price on February 4, 2022, when the stock closed at $20.13.

Eric J. Meilstrup, President & CEO of the Company, said, “As we pursue capital allocation strategies aimed at creating sustainable value for our shareholders, we are excited by the opportunity to efficiently repurchase a meaningful amount of our common stock. We expect this share purchase to be 6.82% accretive to our earnings per share in 2022 and approximately 7.0% accretive in future years. In addition, our capital levels remain strong, allowing us to continue investing in our growth strategies. Inclusive of today’s announcement, since the beginning of 2019, we have repurchased over $37 million of our common stock, while distributing nearly $27 million in dividends, reflecting our long-standing track record of returning capital to our shareholders.”

LCNB Chairman Spencer S. Cropper added, “In our efforts to consistently generate value for all of our shareholders, this transaction further strengthens the return on average tangible common equity that we expect to deliver.”

The information in this press release is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell shares of LCNB Corp.’s common stock.

About LCNB Corp.
LCNB Corp. is a financial holding company headquartered in Lebanon, Ohio. Through its subsidiary, LCNB National Bank (the “Bank”), it serves customers and communities in Southwest and South Central Ohio. A financial institution with a long tradition for building strong relationships with customers and communities, the Bank offers convenient banking locations in Butler, Clermont, Clinton, Fayette,

Franklin, Hamilton, Montgomery, Preble, Ross, and Warren Counties, Ohio. The Bank continually strives to exceed customer expectations and provides an array of services for all personal and business banking needs including checking, savings, online banking, personal lending, business lending, agricultural lending, business support, deposit and treasury, investment services, trust and IRAs and stock purchases. LCNB Corp. common shares are traded on the NASDAQ Capital Market Exchange® under the symbol “LCNB.” Learn more about LCNB Corp. at www.lcnb.com.

Forward-Looking Statements Certain statements made in this news release regarding LCNB’s financial condition, results of operations, plans, objectives, future performance and business, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by the fact they are not historical facts and include words such as “anticipate”, “could”, “may”, “feel”, “expect”, “believe”, “plan”, and similar expressions. These forward-looking statements reflect management's current expectations based on all information available to management and its knowledge of LCNB’s business and operations. Please refer to LCNB’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as its other filings with the SEC, for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.